Sub-Item 77Q1(a)
Copies of any material amendments to registrant's charter or by-laws 33-63212, 811-7736

Twelfth Amendment to Amended and Restated Trust Instrument, dated September 14, 2011, is incorporated herein by reference to Exhibit (a)(13) to Post-Effective Amendment No. 57 to Janus Aspen Series registration statement on Form N-1A, filed on December 30, 2011; accession number 0000950123-11-104593 (File No. 33-63212).

Thirteenth Amendment to Amended and Restated Trust Instrument, dated March 15, 2012, is incorporated herein by reference to Exhibit (a)(14) to Post-Effective Amendment No. 60 to Janus Aspen Series registration statement on Form N-1A, filed on April 30, 2012; accession number 0000950123-12-007514 (File No. 33-63212).